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EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ESSEX ENTERPRISES, INC.


         FIRST.   The name of this corporation shall be:

                             ESSEX ENTERPRISES, INC.

         SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

         THIRD.   The purpose or purposes of the corporation shall be:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

         Fifty Million Five Hundred Thousand (50,500,000) shares of which Fifty Million (50,000,000) shares are with a par value of $.001 each, amounting to Fifty Thousand Dollars ($50,000.00) are Common Stock and Five Hundred Thousand (500,000) shares are with a par value of $.001 each, amounting to Five Hundred Dollars ($500.00) are Preferred Stock.

         FIFTH.   The name and address of the incorporator is as follows:

                           Debra M. Carll
                           Corporation Service Company
                           1013 Centre Road
                           Wilmington, DE 19805

         SIXTH.   The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

         SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation



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Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this ninth day of May, A.D., 1995.

                                      /s/ Debra M. Carll
                                      Incorporator



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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ESSEX ENTERPRISES, INC.

         Essex Enterprises, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST:   That the Board of Directors of said corporation by the
unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that Article I of the Certificate of Incorporation of the Company shall be amended to read as follows: "The name of this corporation shall be Veronique, Inc."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in
Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

         THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Essex Enterprises, Inc. has caused this certificate to be signed by Lynn Dixon, its President and its Secretary, this 9th day of December 1996.

                                   Essex Enterprises, Inc.

                                   By /s/ Lynn Dixon, President and Secretary



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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                VI SUB, INC., A DELAWARE CORPORATION (Subsidiary)

                                  WITH AND INTO

                VERONIQUE, INC., A DELAWARE CORPORATION (Parent)


         This is to certify that pursuant to the provisions of Section 253 of the Delaware General Corporation Law, Veronique, Inc., a Delaware corporation, as the surviving corporation, hereby adopts the following Certificate of Ownership and Merger:

         FIRST:   VI Sub, Inc., a Delaware corporation (the "Merging
Corporation"), shall merge with and into Veronique, Inc., a Delaware corporation (the "Surviving Corporation").

         SECOND: A resolution of the Board of Directors of the Surviving Corporation providing for the merger of the Merging Corporation with and into the Surviving Corporation on the terms described herein was duly approved and adopted on September 15, 1997, by unanimous written consent, a copy of which is attached hereto as Exhibit A. The Merging Corporation is a wholly-owned subsidiary of the Surviving Corporation. The Surviving Corporation is the corporation to survive the merger.

         THIRD:   Both the Surviving Corporation and the Merging Corporation are
incorporated under the laws of the State of Delaware.

         FOURTH: The Certificate of Incorporation and the Bylaws of the Surviving Corporation will not be amended as a result of the merger.

         FIFTH:   Upon the Effective Time, the Merging Corporation shall be
merged into the Surviving Corporation; and, thereupon, the Surviving Corporation shall possess any and all purposes and powers of the Merging Corporation; and all leases, licenses, property, rights, privileges, and powers of whatever nature and description of the Merging Corporation shall be transferred to, vested in, and devolved upon the Surviving Corporation, without further act or deed, subject to all of the debts and obligations of the Merging Corporation. Each share of capital stock of the Merging Corporation shall be canceled at the Effective Time, without the necessity of any action on the part of the holder thereof. The issued and outstanding shares of capital stock of the Surviving Corporation shall remain outstanding after the Effective Time and shall not be affected in any way by the merger.

         SIXTH:   This Certificate of Ownership and Merger shall become
effective as of the time and date on which it is accepted for filing by the Secretary of State of the State of Delaware (the "Effective Time").



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         IN WITNESS WHEREOF, each undersigned officer acknowledges this
Certificate of Ownership and Merger to be the corporate act of the Surviving Corporation, and further, does make this certificate, hereby declaring and certifying that this is their act and deed and the facts herein stated are on behalf of the Surviving Corporation this 15th day of September, 1997.

ATTEST:                                         VERONIQUE, INC.

(SEAL)

/s/ P. Waltrous                                 By: /s/ Terrence O. McGrath
Secretary                                       President



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                                                                       EXHIBIT A

                                 VERONIQUE, INC.

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS

         WHEREAS, the directors of Veronique, Inc. (the "Corporation") have determined that it would be in the best interest of the Corporation to Merge its wholly-owned subsidiary, VI Sub, Inc., with and into the Corporation;

         NOW, THEREFORE, BE IT

         RESOLVED, that VI Sub, Inc., the Corporation's wholly-owned subsidiary, shall be merged with and into the Corporation, and all of the shares of capital stock of VI Sub, Inc. shall be canceled and all of the shares of capital stock of the Corporation shall be unaffected and further on the terms set forth in the Certificate of Ownership and Merger attached hereto; and

         FURTHER RESOLVED, that the officers of the Corporation be, and each of them is hereby, authorized by and on behalf of the Corporation, to make, execute and deliver a Certificate of Ownership and Merger and such other related agreements, certificates, instruments and documents as such officer or officers acting on behalf of tho Corporation may approve in order to consummate the above-described merger, the execution of any of such further agreements, certificates, instruments or documents to be conclusive evidence of such approval; and

         FURTHER RESOLVED, that the officers of the Corporation be, and each of them is hereby, authorized and directed to take such action and to do all things which such officer or officers may deem necessary or appropriate to accomplish the above-described merger.

Executed this 15th day of September, 1997.

                                                 /s/ Stan Adler
                                                 Director

                                                 /s/ David L. Haselkorn
                                                 Director

                                                 /s/ Terrence O. McGrath
                                                 Director

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 VERONIQUE, INC.

                             Pursuant to Section 242
                      of the General Corporation Law of the
                                State of Delaware

         Veronique, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         Acting by consent in lieu of a meeting, in accordance with the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth amendments to the Certificate of Incorporation of the Corporation and declaring said amendments to be advisable. The stockholders of the Corporation duly approved said proposed amendments by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendments. The resolution setting forth the amendment is as follows:

         RESOLVED, that the Board of Directors of the Corporation hereby approves, and recommends that the shareholders of the Corporation approve the adoption of an amendment to the Certificate of Incorporation to delete Article FOURTH in its current form and insert in lieu thereof the following:

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) Fifty Million (50,000,000) shares of Common Stock, $.001 par value per share ("Common Stock") and (ii) Five Hundred Thousand (500,000) shares of Preferred Stock, $.001 par value per share ("Preferred Stock").

         The following is a statement of the designations, and the powers, privileges and rights, and the qualifications, limitations or restrictions in respect of each class of capital stock of the Corporation:

A.       COMMON STOCK

         1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

         2. VOTING. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

         3. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend right of any then-outstanding Preferred Stock.

         4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then-outstanding Preferred Stock.

         5. DESIGNATION OF CLASSES. Notwithstanding anything to the contrary in this Article Fourth, the Board of Directors is authorized to issue from time to time one or more classes of Common Stock and, in connection with the creation of any such class, to determine and fix, by resolution adopted by the Board of Directors, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, and conversion rights as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. The resolutions providing for issuance of any class of Common Stock may provide that such class shall be superior, or rank equally, or be junior to the Common Stock of any other class to the extent permitted by law. No vote of the holders of the Common Stock or the Preferred Stock shall be a prerequisite to the issuance of any shares of any class of the Common Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being waived by all present and future holders of the capital stock of the Corporation.

B.       PREFERRED STOCK.

         1. ISSUANCE IN SERIES. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased, or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the instrument designating the terms of any such series.

         2. DESIGNATION OF SERIES. The Board of Directors is authorized to issue from time to time one or more series of Preferred Stock and, in connection with the creation of any such series, to determine and fix, by resolution adopted by the Board of Directors, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges, and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. The resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior, or rank equally, or be junior to the Preferred Stock of any other series to the extent permitted by law. No vote of the holders of the Common Stock or the Preferred Stock shall be a prerequisite to the issuance of any shares of any Series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being waived by all present and future holders of the capital stock of the Corporation.

         3. VOTING. Unless otherwise provided in the instrument designating a series of Preferred Stock, each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares pf Common Stock into which the shares of Preferred Stock held by such holder are convertible, at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of this Certificate, or by the provisions establishing any series of Preferred Stock, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested to by its Secretary this 30 day of April, 1998.

ATTEST:                                           VERONIQUE, INC.

/s/ P. J. Waltrous                                By: /s/ Terrence O. McGrath
Secretary                                         President

[Corporate Seal]

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 VERONIQUE, INC.

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

         Veronique, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         Acting by consent in lieu of a meeting, in accordance with the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate Of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation entitled to vote on such amendment duly approved said proposed amendment by written consents in lieu of a meeting pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

         RESOLVED, that the Board of Directors of the Corporation hereby approves, and recommends that the shareholders of the Corporation approve, the adoption of an amendment to the Certificate of Incorporation providing in its entirety as follows: That Article FIRST of the Certificate of Incorporation of the Corporation be and hereby is deleted and the following Article FIRST is inserted in lieu thereof,

                  FIRST: The name of the Corporation shall be: DIGITAL LAUNCH, INC.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested to by its Secretary this 13th day of April, 1999.

ATTEST:                                           VERONIQUE, INC.

/s/ Philip J. Watrous                             By: /s/ Terrence O. McGrath
Secretary                                         President
[Corporate Seal]

                              DIGITAL LAUNCH, INC.
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION

         Digital Launch, Inc., a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

         DOES HEREBY CERTIFY:

         1st: That by unanimous written consent of the Board of Directors of Digital Launch, Inc., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and proposing approval by the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the FIRST article thereof so that, as amended, said Article shall read as set forth below.

                  FIRST: The name of this corporation shall be: Global E Tutor, Inc.

         2nd: That thereafter, pursuant to resolution of its Board of Directors, a written approval by majority consent of the stockholders of said Corporation was duly received in accordance with the General Corporation law of the State of Delaware, by which consent the necessary number of shares as required by statute were voted in favor of the amendment.

         3rd: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and the necessary number of shares as required by statute were voted in favor of the amendment.

         IN WITNESS WHEREOF, said Digital Launch, Inc., has caused this certificate to be signed by its President and its Secretary-Treasurer, this 2nd day of February, 2000.

                                       By: /s/ Thomas E. McMurrain, President

                                       By: /s/ Lara Stegman, Secretary